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                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Sonic Innovations, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated:  February 14, 2001


Entities:
Accel IV L.P.
Accel Keiretsu L.P.
Accel Investors '95 L.P.
Accel IV Associates L.P.
Accel Partners & Co. Inc.       By: /s/ G. Carter Sednaoui
Ellmore C. Patterson Partners      ----------------------------------
Swartz Family Partnership L.P.     G. Carter Sednaoui, Attorney-in-fact
                                   for above-listed entities
Individuals:
James W. Breyer
Luke B. Evnin
Eugene D. Hill, III
Paul H. Klingenstein
Arthur C. Patterson
G. Carter Sednaoui              By: /s/ G. Carter Sednaoui
James R. Swartz                    ----------------------------------
                                   G. Carter Sednaoui, Individually and as
                                   Attorney-in-fact for above-listed individuals